AUDITORS CONSENT
                             MCGLADREY & PULLEN, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

                         CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use of our report dated January 31 , 1997, except for the third papagraph of Note 3, as to which the date is February 10, 1997, on the financial statements of Templeton Stock Fund, Templeton International Fund, Templeton Asset Allocation Fund, Templeton Money Market Fund, Templeton Bond Fund and Templeton Developing Markets Fund series of Templeton Variable Products Series Fund referred to therein which appears in the 1996 Annual Report to Shareholders, and which is incorporated herein by reference, in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A, File No. 33-20313, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Independent Accountants".




/s/ McGladrey & Pullen, LLP

New York, New York
April 21, 1997